Texas Pacific Land Corporation 8-K

Exhibit 99.1

Delaware Court of Chancery Rules in Favor of Texas Pacific Land Corporation on Litigation Related to Stockholders’ Agreement

DALLAS – December 4, 2023 – Texas Pacific Land Corporation (NYSE: TPL) (“TPL” or the “Company”) announced today that the Delaware Court of Chancery (the “Court”) has ruled in favor of TPL in the litigation between the Company and Horizon Kinetics LLC, Horizon Kinetics Asset Management LLC, SoftVest Advisors, LLC and SoftVest, L.P. (collectively, the “Investor Group”), in Texas Pacific Land Corp. v. Horizon Kinetics LLC, (C.A. No. 2022-1066-JTL) (Del. Ch.). On December 1, 2023, the Court ruled that the Investor Group should have voted with the Board’s recommendation on Proposal 4, the Company’s proposal to increase the number of authorized shares of common stock (the “Share Authorization Proposal”) at the 2022 Annual Meeting, under the terms of the June 2020 Stockholders’ Agreement with the Company (the “Stockholders’ Agreement”). The Court has deemed the Investor Group’s shares to have been voted in favor of the Share Authorization Proposal, which has been deemed approved by stockholders.

As previously disclosed, once a final order is entered and an amended charter is filed, the Company intends to use a portion of the newly authorized shares to affect a stock split of the Company’s common stock in the form of a stock dividend, and the Court has conditioned the Share Authorization Proposal on such a stock split. In addition, the Share Authorization Proposal increases the number of authorized, unissued shares of common stock.

Sidley Austin LLP and Abrams & Bayliss LLP represented TPL in the litigation.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Share Authorization Proposal and TPL’s intention to use a portion of the newly authorized shares for a 3-1 stock split of the Company’s common stock in the form of a stock dividend. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release. For more information concerning factors that could cause actual results to differ from those expressed, see TPL’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation (NYSE: TPL) is one of the largest landowners in the State of Texas with approximately 868,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership allow revenue generation through the entire value chain of oil and gas development, including through fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases, and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

TPL Investor Relations

IR@texaspacific.com

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